$450,000,000




            FREEPORT-McMoRan COPPER & GOLD INC.

                        $200,000,000
                7.50% Senior Notes Due 2006

                        $250,000,000
                7.20% Senior Notes Due 2026

                      _______________

                   Underwriting Agreement



                                        November 13, 1996



UBS SECURITIES LLC
CHASE SECURITIES INC.
CS FIRST BOSTON CORPORATION
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

          Freeport-McMoRan Copper & Gold Inc., a Delaware corporation ("FCX"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters") $200,000,000 aggregate principal amount of its 7.50% Senior Notes due November 15, 2006 (the "2006 Notes") and $250,000,000 aggregate principal amount of its 7.20% Senior Notes due November 15, 2026 (the "2026 Notes", and together with the 2006 Notes, the "Senior Notes" or the "Securities") to be issued under an indenture, dated as of November 14, 1996 (the "Indenture"), between FCX and The Chase Manhattan Bank, as Trustee.

          FCX has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-02699) and pre-effective amendment no. 1 thereto for the registration of, among other things, the Securities under the Securities Act of 1933, as amended (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 thereunder. Such registration statement (as so amended, if applicable) has been declared effective by the Commission, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by FCX for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). A "Preliminary Prospectus" shall be deemed to refer to any prospectus and any prospectus supplement, whether or not filed as part of the Registration Statement as originally filed or as part of any amendment thereto used before the Registration Statement became effective and any prospectus and any prospectus supplement, that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Preliminary Prospectus, Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Preliminary Prospectus, Prospectus or any amendment or supplement thereto shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Preliminary Prospectus, Prospectus or any amendment or supplement thereto, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be.

          1. (a) FCX represents and warrants to, and agrees with, each of the several Underwriters, as of the date hereof, and as of the Closing Date (as defined below), as follows:

          (i) FCX meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or, to the knowledge of FCX, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

               Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of filing thereof with the Commission and on the Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the 1933 Act, the 1939 Act and the rules and regulations of the Commission thereunder; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and on the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to FCX by any Underwriter specifically for inclusion therein.

               Each Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the rules and regulations of the Commission.

          (ii)  The documents incorporated or to be
     incorporated by reference in the Registration Statement, Prospectus or any amendment or supplement thereto, as described under "Incorporation of Certain Documents by Reference" in the Prospectus, when they became or become effective under the 1933 Act or were or are filed with the Commission under the 1934 Act, as the case may be, conformed or will conform in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder; and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) The Senior Notes have been duly authorized and, when issued and authenticated by the Trustee in accordance with the terms of the Indenture and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered by FCX and will be entitled to the benefits of the Indenture; the Indenture has been duly authorized by FCX and, when executed and delivered in accordance with its terms, will have been validly executed and delivered by FCX and will have been duly qualified under the 1939 Act; and the Senior Notes and the Indenture will constitute valid and legally binding obligations of FCX, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iv)  The Indenture and the Securities will
     conform in all material respects to the descriptions thereof contained in the Prospectus.

          (v) The statements in the Prospectus under the caption "Description of the Senior Notes," "Description of Debt Securities and Guarantees," "Description of Preferred Stock," "Description of Depositary Shares," and "Description of Warrants," insofar as such statements constitute summaries of the documents and matters referred to therein, fairly and accurately present the information called for with respect to such documents and matters.

          (vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of FCX, threatened, any action, suit or proceeding to which FCX, P.T. Freeport Indonesia Company, a limited liability company organized under the laws of Indonesia and domesticated in Delaware ("PT-FI"), Eastern Mining Company, Inc., a Delaware corporation ("EMC"), Atlantic Copper Holding, S.A., a limited liability company organized under the laws of Spain ("Atlantic"), is a party before or by any court or governmental agency or body, which could reasonably be expected to result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of FCX and its subsidiaries taken as a whole, or would reasonably be expected to materially and adversely affect the properties or assets thereof, taken as a whole.

          (vii) This Agreement has been duly authorized, executed and delivered by FCX.

          (viii) FCX will apply the net proceeds from the sale of the Securities as set forth in the Prospectus under the caption "Use of Proceeds".

          (ix) There are no contracts or documents of FCX, PT-FI, EMC, Atlantic or FCX Finance Company B.V., a private company with limited liability incorporated under the laws of the Kingdom of the Netherlands ("FCX Finance"), that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the 1933 Act, the 1934 Act or the rules and regulations of the Commission thereunder that have not been so filed.

          (x) The issuance and delivery of the Securities, the execution and delivery of this Agreement and the Indenture by FCX, the consummation by FCX of the transactions herein and therein contemplated, the compliance by FCX with the terms hereof and thereof and the application of the proceeds of the issuance of the Securities as described in the Prospectus under the caption "Use of Proceeds" do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-laws, as amended (or analogous documents), of FCX, PT-FI, EMC or Atlantic or the Certificate of Domestication of PT-FI, the Credit Agreement, dated as of June 30, 1995 (the "FCX Bank Credit Facility"), among FCX, PT-FI and the banks named therein, as amended, and the Composite Credit Agreement, dated as of July 17, 1995 (the "PT-FI Bank Credit Facility", and together with the FCX Bank Credit Facility, the "Credit Facilities"), among PT-FI, FCX and the banks named therein, as amended, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which FCX, PT-FI, EMC or Atlantic is a party or by which any of their respective properties or assets are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over FCX, PT-FI, EMC, Atlantic or any of their respective properties or assets (other than any such conflict, breach, violation or default which, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of FCX and its subsidiaries taken as a whole); and no consent, approval, authorization, order, registration or qualification of or with any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization by FCX of the Senior Notes, the issuance and delivery of the Senior Notes, the valid authorization, execution, delivery and performance by FCX of this Agreement and the Indenture, the consummation by FCX of the transactions contemplated by this Agreement and the Indenture, or the application of the proceeds of the issuance of the Securities as described in the Prospectus under the caption "Use of Proceeds," except such consents, approvals, authorizations, orders, registrations, filings or qualifications as have been obtained or made under the 1933 Act and the securities or Blue Sky laws of the various states in connection with the purchase by the Underwriters and distribution of the Securities as described in the Prospectus; and provided that PT-FI must register any loans from FCX with the Bank of Indonesia or such loans may become subject to currency exchange restrictions.

          (xi) FCX is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
     Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and FCX is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act.

          (xii) The consolidated financial statements of FCX included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of FCX and its consolidated subsidiaries as at the dates indicated and the consolidated results of operations and cash flows of such entities for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein.

          (xiii)  FCX does not have any subsidiaries that
     would constitute significant subsidiaries within the meaning of Rule 405 under the 1933 Act other than PT-FI and Atlantic.

          (xiv) Each of FCX, EMC and Atlantic has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization or incorporation; PT-FI is a limited liability company duly organized under the laws of the Republic of Indonesia and PT-FI has been domesticated in the State of Delaware and is in good standing under the laws of the State of Delaware; each of FCX, PT-FI, EMC, Atlantic and FCX Finance has full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Prospectus and any amendment or supplement thereto; and each of FCX, PT-FI, EMC, Atlantic and FCX Finance has been duly qualified as a foreign corporation for the transaction of business and is in good standing to the extent applicable under the laws of each other jurisdiction (if any) in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of FCX and its subsidiaries taken as a whole.

          (xv) FCX has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of FCX have been duly and validly authorized and issued and are fully paid and non-assessable.

          (xvi) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of FCX, PT-FI, EMC or Atlantic has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to FCX and its subsidiaries taken as a whole, and there has not been any material change in the capital stock (changes (x) resulting from repurchases by FCX of its Class A Common Stock, par value $0.10 per share, and its Class B Common Stock, par value $0.10 per share (the "FCX Common Stock"), in an amount not exceeding the shares of FCX Common Stock described in the Prospectus as having been repurchased through the date as of which such information is given in the Prospectus or (y) in connection with the conversion or exchange of any security of FCX outstanding on the date as of which such information is given in the Prospectus shall not constitute material changes in capital stock for purposes of this clause (xvi)) or any increase in short-term debt or long-term debt of FCX and its subsidiaries (other than borrowings under the Credit Facilities as set forth in the Prospectus) or any material adverse change in the prospects, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of FCX and its subsidiaries taken as a whole.

          (xvii) Neither FCX nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of
     Section 517.075, Florida Statutes.

          2.   On the basis of the representations,
warranties and agreements herein contained, but subject to the terms and conditions herein set forth, FCX agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from FCX, (a) at a purchase price of 98.825% of the principal amount thereof plus accrued interest from November 18, 1996 to the Closing Date, the respective principal amounts of 2006 Notes set forth opposite the names of the Underwriters in
Schedule I hereto and (b) at a purchase price of 99.268% of the principal amount thereof plus accrued interest from November 18, 1996 to the Closing Date, the respective principal amounts of 2026 Notes set forth opposite the names of the Underwriters in Schedule I hereto. FCX hereby confirms to the Underwriters that, within the preceding twelve months, neither FCX nor any other person acting on its behalf has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Underwriters.

          3.  FCX will deliver the Securities to you,
against payment of the purchase price by wire transfer of immediately available funds to such account or accounts as FCX shall specify prior to the Closing Date (as defined below) at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:30 A.M., New York time, on November 18, 1996, or at such other time thereafter as you and FCX determine, such time being herein referred to as the "Closing Date". A meeting will be held at the offices of Sullivan & Cromwell on the business day next preceding the Closing Date, at which meeting final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. Except as set forth in the following sentence, all of the Securities to be purchased by each Underwriter hereunder will be represented by one or more certificates in definitive form, in such authorized denominations as you may request upon at least 48 hours prior written notice to FCX and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"), which certificates will be deposited by or on behalf of FCX with DTC or its designated custodian. Such Securities, if any, as the Underwriters may request upon at least 48 hours' prior written notice to FCX (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form by or on behalf of FCX on the Closing Date at the office of UBS Securities LLC for the account of certain of the Underwriters.

          4.   It is understood that the several
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5. FCX agrees with each of the Underwriters that:

          (a) FCX will prepare the Prospectus in a form approved by you.

          (b) FCX, subject to Section 5(c), will comply with the requirements of Rule 430A and/or Rule 434 of the rules and regulations under the 1933 Act, if and as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
     (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. FCX will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. FCX will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) FCX will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters (or counsel for the Underwriters) shall reasonably object by notice to FCX after a reasonable period to review, which shall not in any case be longer than three business days after receipt of such copies; this Section 5(c) applies to any such amendment, supplement or revision to that extent that it relates in any way to the Securities or is filed or prepared during any period in which the Securities are being distributed.

          (d) FCX will comply with the 1933 Act and the 1934 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, in the Registration Statement and in the Prospectus. If, at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for FCX, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1934 Act or the rules and regulations of the Commission thereunder, FCX will notify you of such event or condition and will promptly prepare and file with the Commission, subject to
     Section 5(c), at its own expense, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and FCX will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (e) FCX shall timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (f) FCX has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, as soon as available, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. Copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (g) FCX will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the rules and regulations of the Commission.

          (h) FCX will arrange for the qualification of the Senior Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the completion of the distribution of the Securities by the Underwriters; provided that in no event shall FCX be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any other action which would subject it to service of process in suits, other than those arising from the offering or sale of securities in any jurisdiction where it is not now so subject.

          (i) During the period beginning on the date of the Prospectus and ending on the date that is five years thereafter (or such earlier date as there shall no longer be any Securities outstanding under the Indenture), FCX will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of FCX filed with the Commission under the 1934 Act or mailed to stockholders, and (ii) from time to time, such other information concerning FCX as you may reasonably request.

          (j) During the period of three years after the Closing Date, FCX will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and is not, and will not be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

          (k) FCX, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, filing and distribution of the Registration Statement and Prospectus and any amendments or supplements thereto, (ii) the preparation, printing and distribution of this Agreement, any agreement among the Underwriters, the Securities, the Indenture and any Blue Sky memoranda,
     (iii) the issuance and delivery of the Securities to you, (iv) the fees and disbursements of FCX's counsel and accountants and other experts, (v) the expenses of qualifying the Securities under state securities laws in accordance with the provisions of Section 5(h), including filing fees and reasonable fees and disburse-ments of your counsel in connection therewith and in connection with any Blue Sky memoranda, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, and (vii) any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities. If the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of FCX to perform any agreement on its part to be performed, or because any other condition of your obligations hereunder (other than the conditions specified in Sections 6(c)(iv) or (v)) required to be fulfilled by FCX is not fulfilled, FCX will reimburse you for all reasonable out-of-pocket disbursements (including reasonable fees and disburse-ments of counsel) incurred by you in connection with your investigation, preparing to market and marketing the Securities or in contemplation of performing your obligations hereunder. FCX shall not in any event be liable to you for loss of anticipated profits from the transactions covered by this Agreement.

          (l) During the period beginning from the date hereof and continuing to and including the Closing
     Date, FCX will not offer, sell, contract to sell or otherwise dispose of any debt securities of FCX that mature more than one year after the Closing Date and which are substantially similar to the Securities, without the prior written consent of the Underwriters.

          (m) FCX shall use the proceeds of the offering of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          6. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of FCX herein, to the accuracy of the statements of officers of FCX made in any certificate or other writing pursuant to the provisions hereof, to the performance by FCX of its obligations hereunder and to the following additional conditions precedent:

          (a) The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters. A prospectus containing information relating to the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1),
     (2), (3), (4) or (5) of the rules and regulations of the Commission, as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if FCX has elected to rely upon Rule 434 under the 1933 Act, a term sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

          (b) You shall have received a letter, dated the date of this Agreement, of Arthur Andersen LLP confirming that they are independent public accountants with respect to FCX within the meaning of the 1933 Act and the applicable published rules and regulations thereunder and stating in effect that:

               (i)  in their opinion the financial state-
          ments and schedules of FCX examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder;

               (ii)  they have made a review in accordance
          with standards established by the American
          Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to you; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated statements of income, balance sheets and statements of cash flows included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations or that any material modifications should be made to the unaudited condensed consolidated financial statements, for them to be in conformity with generally accepted accounting principles;

               (iii)  on the basis of a reading of the
          latest available interim financial statements of FCX, inquiries of officials of FCX who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                   (A) at a specified date not more than
               five days prior to the date of this
               Agreement, there was any change in the
               capital stock or any increase in short-term indebtedness or long-term debt of FCX and its subsidiaries consolidated or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, net assets or stockholders' equity, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                   (B) for the period from the closing date
               of the latest income statement included in the Prospectus to a subsequent specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or net operating income, or in the total or per-share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

          except in all cases set forth in clauses (A) and
          (B) above for changes, increases or decreases which the Registration Statement, the Prospectus and any amendment or supplement thereto disclose have occurred or may occur or which are described in such letter; and

               (iv)  they have compared specified dollar
          amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of FCX and its subsidiaries subject to the internal controls of FCX's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Registration Statement or the Prospectus shall be deemed included in such documents for purposes of this subsection.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material change, on a consolidated basis, in the capital stock (changes (x) resulting from repurchases by FCX of shares of the FCX Common Stock in an amount not exceeding the shares described in the Prospectus as having been repurchased through the date as which such information is given in the Prospectus or (y) in connection with the conversion or exchange of any security of FCX outstanding on the date as of which such information is given in the Prospectus shall not constitute material changes in capital stock for purposes of this Section 6(c)), short-term debt or long-term debt of FCX and its subsidiaries (other than borrowings under the Credit Facilities as set forth in the Prospectus) (ii) any change, or any development involving a prospective change, in or affecting particularly the business or properties of FCX or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including you, materially impairs the investment quality of the Securities;
     (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the American Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of FCX on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (d) You shall have received an opinion, dated the Closing Date, of Jones, Walker, Waechter, Poitevant,
     Carrere & Denegre, L.L.P., special counsel for FCX, to the effect that:

               (i) FCX has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and PT-FI has been domesticated and is in good standing under the laws of the State of Delaware;

               (ii) The Indenture has been duly authorized, executed and delivered by FCX and has been duly qualified under the 1939 Act; the Senior Notes have been duly authorized, executed, issued and delivered by FCX and authenticated by the Trustee; and the Indenture and the Senior Notes constitute valid and binding obligations of FCX, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (iii)  The statements in the Registration
          Statement, Prospectus and any amendment or supplement thereto under the captions "Description of the Senior Notes", Description of Debt Securities and Guarantees," "Description of Preferred Stock," "Description of Depositary Shares" and "Description of Warrants", insofar as such statements constitute summaries of the documents and matters referred to therein, fairly and accurately present the information called for with respect to such documents and matters and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Registration Statement, Prospectus and any amendment or supplement thereto;

               (iv)  This Agreement has been duly
          authorized, executed and delivered by FCX;

               (v)  The issuance and delivery of the Senior
          Notes, the execution and delivery of this Agreement and the Indenture by FCX, the consummation by FCX of the transactions herein and therein contemplated, and compliance by FCX with the terms of this Agreement, the Indenture and the Senior Notes will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the charter or by-laws of FCX or PT-FI, or (b) to the best of such counsel's knowledge, but without any independent investigation, any federal securities law of the United States, any law of the States of Louisiana or New York or the Delaware General Corporation Law, or of any order, writ, judgment, decree, determination or award binding on FCX (assuming compliance with all applicable state securities and "blue sky" laws); and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act and such as may be required under state laws in connection with the purchase and distribution of the Senior Notes by the several Underwriters;

               (vi)  The Registration Statement has become
          effective under the 1933 Act; the Prospectus has been filed as required by the 1933 Act and the rules and regulations of the Commission thereunder; and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement or order preventing or suspending the use of any prospectus relating to the Securities has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened;

               (vii)  Each part of the Registration
          Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the rules and regulations of the Commission thereunder; and

               (viii)  FCX is not an open-end investment
          company, unit investment trust or face-amount certificate company that is or is required to be registered under the Investment Company Act and is not a close-end investment company that is required to be registered under the Investment Company Act.

          In addition, such counsel shall state that they have participated in conferences with officers and representatives of FCX, representatives of the independent accountants of FCX and representatives of the Underwriters at which the contents of the Registration Statement, Prospectus and any amendment or supplement thereto were discussed and have reviewed the information included therein and, between the date of the Prospectus Supplement dated November 13, 1996 and the Closing Date have reviewed certificates of certain officers of FCX, certain opinions addressed to the Underwriters and letters addressed to the Underwriters from FCX's independent accountants and independent mining engineers, and although such counsel have undertaken no independent verification of the information in the Registration Statement, Prospectus and any amendment or supplement thereto (other than the information referred to in Section 6(d)(iii) above), on the basis of the foregoing, such counsel shall state that they have no reason to believe that any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus and any amendments or supplements thereto made by FCX prior to the Closing Date contained as of its date or contains as of the Closing Date an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data or the information regarding reserves included or incorporated by reference in any of such documents. Such counsel may state that they do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Prospectus and any amendment or supplement thereto (other than the information referred to in Section 6(d)(iii) above).

     Such counsel shall be entitled to state that such opinion is limited to the Federal laws of the United States, the laws of the State of New York and the State of Louisiana and the General Corporation Law of the State of Delaware.

          (e) You shall have received an opinion, dated the Closing Date, of Henry A. Miller, General Counsel of
     FCX, to the effect that:

               (i) Each of FCX and PT-FI has full power and authority (corporate and other) to conduct its business as described in the Registration Statement, Prospectus and any amendment or supplement thereto and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of FCX and its subsidiaries;

               (ii)  FCX's Annual Report on Form 10-K most
          recently filed with the Commission and all subsequent reports filed by FCX on or before the date of such opinion pursuant to the 1934 Act were timely filed with the Commission, and such reports, when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder; and such counsel believes that none of such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause (ii);

               (iii)  The descriptions in the Registration
          Statement, Prospectus and any amendment or supplement thereto of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information shown; and such counsel does not know of any statutes or legal or governmental proceedings necessary to be described in the Registration Statement, Prospectus or any amendment or supplement thereto to make the statements therein not misleading that are not described in the manner necessary to make such statements not misleading, or of any contracts or documents of a character necessary to be described in the Registration Statement, Prospectus or any amendment or supplement thereto to make the statements therein not misleading (or required to be filed under the 1934 Act) that are not so described therein or filed as required;

               (iv)  The performance of this Agreement, the
          Indenture and the Senior Notes and the
          consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the constituent documents of FCX or PT-FI or any statute, any agreement or instrument known to such counsel to which FCX or PT-FI is a party or by which either of them is bound or to which any of the property of either of them is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over FCX or PT-FI or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the issuance and delivery of the Senior Notes, the compliance by FCX or PT-FI, as the case may be, with the terms thereof or the consummation of the transactions contemplated by this Agreement; and

               (v)  All the issued shares of capital stock
          of PT-FI shown in the Registration Statement, Prospectus and any amendment or supplement thereto as beneficially owned by FCX have been duly and validly authorized and issued and are fully paid and non-assessable and are so owned subject to no security interest, other encumbrance or adverse claim.

          (f) You shall have received the opinion, dated the Closing Date, of Ali Budiardjo, Nugroho, Reksodiputro, special Indonesian counsel for FCX, to the effect that:

               (i)  PT-FI has been duly organized and is an
          existing corporation in good standing under the laws of Indonesia;

               (ii)  The Contract of Work, dated
          December 30, 1991, between the Ministry of Mines of the Government of the Republic of Indonesia, acting for such Government, and PT-FI (the
          "Contract of Work"), has been duly authorized, executed and delivered by and constitutes the valid and binding obligation of the parties thereto, is in full force and effect and is enforceable in accordance with its terms;

               (iii) Other than those already granted in or pursuant to the Contract of Work and routine authorizations, permissions, consents or approvals (including approvals required under certain routine administrative regulations), which are of a minor nature and which are customarily granted in due course after application, or the denial of which would not materially adversely affect the business, present or proposed, of PT-FI, no registration with, or authorization or order of, The Government of the Republic of Indonesia or to any subdivision thereof is required to permit PT-FI to carry out its operations, including those described in the Registration Statement, Prospectus and any amendment or supplement thereto; to procure and import equipment and other materials therefor; to export its products, or to construct, equip, own, operate or maintain its assets or business; however, as disclosed in the Prospectus certain additional authorizations and consents will be required in connection with PT-FI's proposed mining and milling expansion; and

               (iv) To the best of such counsel's knowledge after due inquiry, other than routine tax audits conducted in accordance with the terms of the Contract of Work, there is no action, suit, proceeding or investigation by or before any Indonesian court or governmental authority pending or threatened against or affecting PT-FI or any of its properties or rights which, if determined adversely to PT-FI, would in the aggregate have a material adverse effect on its present or future business or condition.

          (g) You shall have received from Sullivan &
     Cromwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Senior Notes, the Registration Statement, Prospectus and any amendment or supplement thereto, and other related matters as you may require, and FCX shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel shall be entitled to state that such opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

          (h) You shall have received a certificate or certificates, dated the Closing Date, of the Chairman of the Board, the Vice Chairman of the Board, the Executive Vice President, any Senior Vice-President or any Vice-President, and the treasurer or a principal financial or accounting officer, of FCX, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of FCX in this Agreement are true and correct, that FCX has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Registration Statement, Prospectus and any amendment or supplement thereto, there has been no material adverse change in the financial position or results of operation of FCX and its subsidiaries taken as a whole except as set forth in or contemplated by the Registration Statement, Prospectus and any amendment or supplement thereto or as described in such certificate.

          (i) You shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

          (j) On or prior to the Closing Date the Securities shall have been conditionally rated "BBB-" by Standard & Poor's Corporation ("S&P"), "Ba1" by Moody's Investors Services ("Moody's"), and "BBB-" by Fitch Investors Service ("Fitch", and together with S&P and Moody's, the "Rating Agencies"), such ratings to be conditioned only upon such matters as you shall regard as sufficiently certain to occur, and none of S&P, Moody's or Fitch shall have withdrawn or qualified such ratings.

          (k) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by the Underwriters, such failure to fulfill a condition may be waived by the Underwriters, or this Agreement may be terminated by the Underwriters by notice to FCX at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 5(k) and 7 hereof. The obligations of the Underwriters may be terminated by the Underwriters, in their absolute discretion, by notice given to and received by FCX prior to delivery of any payment for the Securities, if, prior to that time, any of the events described in
     Section 6(c) have occurred.

          7. (a) FCX will indemnify and hold harmless each Underwriter and each person who controls each Underwriter within the meaning of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to which such Underwriters may become subject, under the 1933 Act or otherwise, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Preliminary Prospectus, Prospectus or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to which such Underwriters may become subject, under the 1933 Act or otherwise, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Preliminary Prospectus, Prospectus or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, if such settlement is effected with the written consent of FCX, which consent shall not be unreasonably withheld; and

          (iii) against any and all expense whatsoever, as incurred by each Underwriter (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration
     Statement, Preliminary Prospectus, Prospectus or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to FCX by any Underwriter through you expressly for use in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that FCX shall not be liable to any Underwriter under the indemnity agreement in this Section 7(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (in either case excluding documents incorporated therein by reference) in any case where such delivery is required by the 1933 Act if FCX has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus or in the Offering Circular as then amended or supplemented (in either case excluding documents incorporated therein by reference).

          (b) Each Underwriter agrees to indemnify and hold harmless FCX and each person who controls FCX within the meaning of the 1933 Act, to the same extent as the foregoing indemnity from FCX to the Underwriters, but only to the extent the related untrue statement or alleged untrue statement or omission or alleged omission was made in the related document referred to in the foregoing indemnity in reliance upon and in conformity with written information relating to such Underwriter furnished to FCX by such Underwriter expressly for inclusion in the preparation of the documents referred to in the foregoing indemnity.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party or parties of the commencement thereof, the indemnifying party or parties shall be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if, in the judgment of such indemnified party, an actual or potential conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party or parties to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of counsel, the indemni-fying party or parties shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 7 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Each indemnified party, as the condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement for any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment in favor of the plaintiff of any such action the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d)  If the indemnification provided for in this
Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by FCX on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of FCX on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by FCX on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by FCX bear to the total discounts received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by FCX on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. FCX and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and resold to investors were offered to such investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e)  All representations, warranties, and
agreements of FCX herein or in certificates or letters of officers, delivered pursuant hereto, and the agreements of the several Underwriters contained in this Section 7, shall remain operative and in full force and effect regardless of any termination of this Agreement or any investigation made by or on behalf of FCX or any Underwriter or any controlling person, and shall survive delivery of any Securities to the Underwriters.

          8. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, you may make arrangements satisfactory to FCX for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to you and FCX for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or FCX, except as provided in Section
9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          9.   The respective indemnities, agreements,
representations, warranties and other statements of FCX or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, FCX, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 6 or 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, FCX shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the obligations of FCX pursuant to
Section 7 shall remain in effect.

          10.  All communications hereunder will be in
writing and, if sent to you, will be mailed, delivered or transmitted by facsimile and confirmed to you, c/o UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171,
Attention: Richard Messina (with a copy to John P. Mead, Sullivan & Cromwell, 125 Broad Street, New York, N.Y. 10004); or if sent to FCX, will be mailed, delivered or transmitted by facsimile and confirmed to it at 1615 Poydras Street, New Orleans, Louisiana 70112, Attention: Henry A. Miller, General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or transmitted by facsimile and confirmed to such Underwriter.

          11. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

          12. Any action under this Agreement taken by you jointly or by UBS Securities LLC will be binding upon each of you.

          13. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          14. Each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

          15. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New
York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among FCX and the several Underwriters in accordance with its terms.

                         Very truly yours,

                         FREEPORT-McMoRan COPPER & GOLD INC.


                         By/s/R. Foster Duncan
                         Name:  R. Foster Duncan
                         Title: Vice-President and Treasurer


The foregoing Underwriting Agreement
  is hereby confirmed and accepted
  as of the date first above written.

     UBS SECURITIES LLC


     By /s/Brooks J. Klimley
       Name:  Brooks J. Klimley
       Title: Managing Director


     CHASE SECURITIES INC.


     By /s/Paul L. Hatton
       Name:  Paul L. Hatton
       Title: Vice President


     CS FIRST BOSTON CORPORATION


     By /s/John F. Cozzi
       Name:  John F. Cozzi
       Title: Director

                         SCHEDULE I


        Underwriters           Principal    Principal
                               Amount of    Amount of
                                  2006         2026
                              Notes to be     Notes
                               Purchased      to be
                                            Purchased
                           ______________ _____________

UBS Securities LLC           $66,666,668  $83,333,334
Chase Securities Inc.         66,666,666   83,333,333
CS First Boston Corporation.  66,666,666   83,333,333
                           ______________ ______________
     Total                   200,000,000  250,000,000